1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation March 31, 2025

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CGBD” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on May 7, 2025 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CGBD is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• On 3/27/25, we successfully completed the merger with CSL III, resulting in 18.9 million shares issued to CSL III shareholders and a $485.7 million increase in the fair value of our portfolio • In connection with the merger of CSL III, our preferred stock was exchanged for 3.0 million common shares at the closing net asset value of $16.64 compared to the 12/31/24 conversion price of $8.87 • We entered into an equity distribution agreement to sell up to $150.0 million of our shares through an at-the-market offering • We amended the Credit Facility in March, increasing total commitments to $935.0 million and extending the maturity to March 2030 • Statutory leverage was 1.04x as of 3/31/25 • Total liquidity as of 3/31/25 was $858.5 million in cash and undrawn debt capacity • Net investment income was $0.40 per common share • Adjusted net investment income(1) was $0.41 per common share after adjusting for the effect of amortization on asset acquisition accounting • NAV per share was $16.63 as of 3/31/25, compared to NAV per share of $16.80 as of 12/31/24 • We declared a base dividend of $0.40 for 2Q25, equating to an annualized dividend yield of 9.6% on our NAV as of 03/31/25 • As of 3/31/25, total fair value of the portfolio was $2.2 billion across 138 portfolio companies with a weighted average yield of 10.9%(2) • Net investment activity excluding the CSL III Merger and all Credit Fund activity was $(9.3) million during the quarter driven by new investment fundings of $178.3 million with a weighted average yield of 9.8%.(3) Total repayments and sales during the quarter were $187.6 million(3) with a weighted average yield of 10.9%(3)(4) • As of 3/31/25, non-accrual investments represented 2.2% and 1.6% of the total portfolio based on amortized cost and fair value, respectively, compared to 1.0% and 0.6%, respectively, as of 12/31/24 Portfolio & Investment Activity Liquidity & Capital Activity Q1 2025 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted. (1) See appendix for a description of non-GAAP measures. (2) On income producing investments at amortized cost. (3) Excludes the effect of the CSL III Merger and Credit Fund II Purchase, each as defined in the Company’s Form 10-Q as well as the return of capital distribution from Credit Fund. (4) Includes sales to Investment Funds. First Quarter Results

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	QI 2024	Q2 2024	Q3 2024	Q4 2024	QI 2025
SUMMARY INCOME STATEMENT					
Total investment income	$ 62,007	$ 58,264	$ 55,965	$ 56,354	$ 54,864
Total expenses[(1)]	(34,433)	(32,266)	(31,956)	(32,183)	(34,061)
Net Investment Income[(1)]	**$ 27,574**	**$ 25,998**	**$ 24,009**	**$ 24,171**	**$ 20,803**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	1,011	—	—
Amortization of premium/discount on acquired assets	—	—	—	—	321
Adjusted Net Investment Income[(1)(2)]	**$ 27,574**	**$ 25,998**	**$ 25,020**	**$ 24,171**	**$ 21,124**
Net realized and change in unrealized gains (losses)	815	(8,127)	(5,273)	(3,689)	(7,575)
Net Income (Loss)[(1)]	**$ 28,389**	**$ 17,871**	**$ 18,736**	**$ 20,482**	**$ 13,228**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	1,011	—	—
Amortization of premium/discount on acquired assets	—	—	—	—	321
Reversal of unrealized appreciation from the amortization of premium/discount on acquired assets	—	—	—	—	(321)
Adjusted Net Income[(1)(2)]	**$ 28,389**	**$ 17,871**	**$ 19,747**	**$ 20,482**	**$ 13,228**
SUMMARY PER SHARE METRICS					
Net Investment Income per Common Share[(1)]	**$ 0.54**	**$ 0.51**	**$ 0.47**	**$ 0.47**	**$ 0.40**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	0.02	—	—
Amortization of premium/discount on acquired assets	—	—	—	—	0.01
Adjusted Net Investment Income per Common Share[(1)(2)]	**$ 0.54**	**$ 0.51**	**$ 0.49**	**$ 0.47**	**$ 0.41**
Net Income (Loss) per Common Share[(1)]	**$ 0.56**	**$ 0.35**	**$ 0.37**	**$ 0.40**	**$ 0.25**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	0.02	—	—
Amortization of premium/discount on acquired assets	—	—	—	—	0.01
Reversal of unrealized appreciation from the amortization of premium/discount on acquired assets	—	—	—	—	(0.01)
Adjusted Net Income per Common Share[(1)(2)]	**$ 0.56**	**$ 0.35**	**$ 0.39**	**$ 0.40**	**$ 0.25**
Weighted average shares of common stock outstanding	**50,795**	**50,795**	**50,839**	**50,896**	**51,923**

Please refer to the Company's Form 10-Q and Form 10-K for more information.
(1) Inclusive of the preferred stock dividend. (2) See appendix for a description of non-GAAP measures.

4

Quarterly Financial Condition Detail

(Dollar amounts in thousands, except per share data)	QI 2024	Q2 2024	Q3 2024	Q4 2024	QI 2025
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,784,893	$ 1,726,050	$ 1,709,537	$ 1,803,543	$ 2,245,626
Cash, cash equivalents and restricted cash	69,921	92,222	68,669	56,575	250,883
Other assets	40,257	48,358	38,721	65,875	37,299
Total Assets	**$ 1,895,071**	**$ 1,866,876**	**$ 1,816,927**	**$ 1,925,993**	**$ 2,533,808**
Debt and secured borrowings[1]	930,182	906,088	848,508	960,949	1,247,186
Accrued expenses and liabilities	48,069	49,971	61,815	59,840	74,233
Preferred stock	50,000	50,000	50,000	50,000	—
Total Liabilities and Preferred Stock	**$ 1,028,251**	**$ 1,006,059**	**$ 960,323**	**$ 1,070,789**	**$ 1,321,419**
Net Assets	**$ 916,820**	**$ 910,817**	**$ 906,604**	**$ 905,204**	**$ 1,212,389**
Preferred stock	(50,000)	(50,000)	(50,000)	(50,000)	—
Net Assets less preferred stock	**$ 866,820**	**$ 860,817**	**$ 856,604**	**$ 855,204**	**$ 1,212,389**
Common shares outstanding at end of period	50,795	50,795	50,848	50,906	72,903
Net Asset Value available to Common	**$ 17.07**	**$ 16.95**	**$ 16.85**	**$ 16.80**	**$ 16.63**
LEVERAGE					
Statutory Debt to Equity[2]	**1.14x**	**1.12x**	**1.05x**	**1.20x**	**1.04x**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE [3][4]					
First lien debt	70.9%	70.9%	72.2%	73.4%	83.4%
Second lien debt	9.3%	8.5%	7.1%	6.4%	5.8%
Equity	5.9%	6.2%	6.4%	6.5%	5.4%
Investment funds	13.9%	14.4%	14.3%	13.7%	5.4%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Investment funds - First lien debt held	98.4%	98.7%	98.7%	98.6%	99.9%
Senior secured exposure[5]	94.8%	94.0%	93.7%	93.5%	94.4%

Please refer to the Company's Form 10-Q and Form 10-K for more information.

(1) Inclusive of deferred financing costs and the effective interest rate swap hedge. (2) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act. (3) At quarter end. (4) As a percentage of fair value. (5) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in Credit Fund and Credit Fund II, prior to February 2025.

5

Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
NEW INVESTMENT FUNDINGS BY ASSET TYPE[1]					
First lien debt	$ 71,581	$ 77,431	$ 140,202	$ 179,855	$ 173,719
Second lien debt	406	5,915	847	2,152	988
Equity[2]	22,892	1,445	2,364	3,957	3,598
CSL III Merger	—	—	—	—	487,879
Credit Fund II Purchase	—	—	—	—	198,824
Total	**$ 94,879**	**$ 84,791**	**$ 143,413**	**$ 185,964**	**$ 865,008**
Weighted Average Yield at Amortized Cost[3]	**12.5%**	**12.7%**	**10.7%**	**10.6%**	**9.8%**
SALES & REPAYMENTS BY ASSET TYPE[1]					
First lien debt	$ (126,240)	$ (98,369)	$ (128,034)	$ (61,910)	$ (171,891)
Second lien debt	(25,146)	(21,454)	(25,091)	—	(9,341)
Equity[2]	(8,196)	(6,610)	(2,407)	(1,522)	(6,415)
Total	**$ (159,582)**	**$ (126,433)**	**$ (155,532)**	**$ (63,432)**	**$ (187,647)**
Weighted Average Yield at Amortized Cost[4]	**13.7%**	**12.7%**	**12.4%**	**11.2%**	**10.9%**
Net Investment Activity	**$ (64,703)**	**$ (41,642)**	**$ (12,119)**	**$ 122,532**	**$ 677,361**
Net Investment Activity Excluding CSL III Merger and Credit Fund Activity	**$ (64,703)**	**$ (41,642)**	**$ (12,119)**	**$ 122,532**	**$ (9,342)**
PURCHASES AND SALES WITH INVESTMENT FUNDS					
Purchases from Investment Funds	$ —	$ —	$ —	$ —	$ —
Sales to Investment Funds	(13,863)	(9,500)	(15,650)	(25,310)	(89,348)
Credit Fund Return of Capital	—	—	—	—	(62,500)
Net Investment Fund Activity	**$ (13,863)**	**$ (9,500)**	**$ (15,650)**	**$ (25,310)**	**$ (151,848)**
Weighted Average Yield on Debt Investments at Amortized Cost[5][6]	**12.7%**	**12.6%**	**11.9%**	**11.2%**	**10.8%**
Weighted Average Yield on Income Producing Investments at Amortized Cost[5][6]	**12.6 %**	**12.7 %**	**11.9 %**	**11.7 %**	**10.9%**

Please refer to the Company's Form 10-Q and Form 10-K for more information. No assurance is given that the Company will continue to achieve comparable results.

(1) Excludes activity between the Company and the Investment Funds with the exception of the investments assumed as part of the Credit Fund II Purchase. (2) Based on cost/proceeds of equity activity. (3) Excludes the effect of the CSL III Merger and Credit Fund II Purchase. (4) Includes sales to Investment Funds. (5) Weighted average yields represent yields of the Company and exclude investments on non-accrual status. Weighted average yields of income producing investments include Middle Market Credit Fund ("Credit Fund") and, prior to Q1 2025, Middle Market Credit Fund II ("Credit Fund II" and with Credit Fund. the "Investment Funds"), as well as income producing equity investments. (6) At period end.

6

Portfolio Highlights

Total investments at fair value ($mm)	$2,246
Weighted Average Yield on Income Producing Investments at Amortized Cost(1)	10.9%
Number of investments	195
Number of portfolio companies	138
Average exposure by portfolio company(2)	0.7%
Non-accrual investments(2)	1.6%

Floating Rate
99.4%

Senior Secured Exposure(3)
94%

Company EBITDA(4) (Median)
$87mm

Sponsored
93%

Key Statistics

Asset Mix(2)(4)

Portfolio

Industry Exposure(2)(3)


First Lien Debt
Second Lien Debt
Equity Investments
Investment Funds
83%
6%
5%
5%


Healthcare & Pharmaceuticals
Software
Consumer Services
Business Services
Diversified Financial Services
High Tech Industries
Capital Equipment
Construction & Building
All Others
13%
12%
9%
8%
8%
7%
5%
4%
34%

Note: Information presented is as of March 31, 2025 (1) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund, as well as income producing equity investments. (2) As a percentage of fair value. (3) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in the Credit Fund. (4) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans.

7

• In Q1 2025, we completed a consolidation of the third party membership interest in Credit Fund II for cash and now own 100% of the entity and consolidate it into the Company's financial statements • Credit Fund declared a $62.5 million return of capital distribution to each partner in Q1 2025, in connection with the refinancing of its debt facility 48% 39% 13% Top 10 Investments Next 11-25 Remaining Investments 10% 9% 8% 8% 7% 7%6% 6% 39% Consumer Services Business Services Construction & Building Aerospace & Defense Energy: Oil & Gas Capital Equipment Healthcare & Pharmaceuticals Consumer Goods: Durable All Others Overview of Investment Funds Note: Information presented is as of March 31, 2025 (1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above. 8 Diversification by Borrower Diversification by Industry Key Statistics - Credit Fund CGBD Investment at cost ($mm) $131 CGBD ownership 50.0% % of CGBD Portfolio 5.4 % Leverage 2.06x Effective cost of debt SOFR +1.60% Annualized dividend yield to CGBD 11.7 % Portfolio Statistics - Credit Fund Investments, at fair value ($mm) $611 Portfolio companies 35 Floating rate 100.0 % First lien 99.9 % Yield of debt investments at cost (1) 10.2 % Non-accrual 0.9%

Funding and Capital Management Overview

- In Q1 2025, we amended the Credit Facility to increase total commitments by $145M to $935M and extended the maturity date to March 2030

Overview of Balance Sheet Financing Facilities

As of March 31, 2025	Commitment	Outstanding	Maturity Date	Pricing[1]
Credit Facility	$935	$288	3/12/2030[2]	SOFR + 1.88%
CSL III SPV Credit Facility	$250	$206	9/30/2030	SOFR + 2.85%
CLO 2015-1N[3]	$380	$380	7/1/2036	SOFR + 1.94%
2028 Senior Notes	$85	$85	12/01/2028	SOFR + 3.14%[4]
2030 Senior Notes	$300	$300	2/18/2030	SOFR + 3.23%[5]
Total / Weighted Average[6]	**$1,950**	**$1,259**	**6.8 years**	**6.50%**

% of Utilized Balance Sheet Leverage Fixed[7]


24%

% of Committed Balance Sheet Leverage Available


35%

% of Utilized Balance Sheet Leverage With Mark-To-Market[8]


39%

(1) SOFR borrowings are subject to an additional spread adjustment. (2) $135,000 of the $935,000 in commitments will mature on May 25, 2027. (3) Amounts exclude $30 million of Class C-R Notes retained by the Company. (4) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement. The interest rate of the 2028 senior notes is 8.20%. (5) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement, commencing on the effective date of August 18, 2025. The interest rate of the 2030 senior notes is 6.75%. For purposes of the calculations, the fixed rate of 6.75% was used. (6) Weighted average maturity and pricing amounts are calculated based on amount outstanding. (7) Senior notes with interest rate swap agreements in effect are considered floating rate for purposes of this calculation. (8) Represents the Credit Facility and CSL III SPV Credit Facility.

9

Net Asset Value Per Share Bridge

Q1 2025



Adjusted NII $0.41
$16.80
$0.40
$0.01
$(0.45)
$(0.11)
$(0.04)
$(0.01)
$0.03
$16.63
December 31, 2024 NAV
Net Investment Income
Amortization of Premium / Discount on Acquired Assets
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Unrealized Depreciation from Purchase Price Premium
Unrealized Depreciation from Amortization of Premium / Discount on Acquired Assets
Accretion from Share Issuances
March 31, 2025 NAV

LTM Q1 2025



$17.07
$1.85
$0.01
$(1.84)
$(0.44)
$(0.04)
$(0.01)
$0.03
$16.63
March 31, 2024 NAV
Net Investment Income
Amortization of Premium / Discount on Acquired Assets
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Unrealized Depreciation from Purchase Price Premium
Unrealized Depreciation from Amortization of Premium / Discount on Acquired Assets
Accretion from Share Issuances
March 31, 2025 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding.

10

Risk Rating Distribution

- As of March 31, 2025, four borrowers were on non-accrual status, representing 1.6% of total investments at fair value and 2.2% at amortized cost, compared to 0.6% and 1.0%, respectively, in the prior period

PORTFOLIO RISK RATINGS

(Dollar amounts in thousands)	December 31, 2024		March 31, 2025	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$380	0.0%	$379	0.0%
2	1,258,072	87.4%	1,796,289	89.7%
3	172,840	12.0%	170,951	8.5%
4	7,756	0.5%	35,101	1.8%
5	1,116	0.1%	—	—%
Total	**$1,440,164**	**100.0%**	**$2,002,720**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

11

Stock and Dividend Information

Annualized dividend coverage has continued to equal or exceed 100%, resulting in $0.85 per share of spillover income[(1)]

Ticker	Exchange	Market Cap[(2)]	Annualized Dividend Yield	Base Dividend Coverage	ITD Repurchases[(3)]
CGBD	NASDAQ	$1,038M	9.6%	100%	$158M

Historical Dividend Data



116%
114%
103%
113%
119%
113%
119%
122%
125%
147%
125%
171%
133%
135%
141%
141%
151%
135%
128%
118%
118%
100%
$0.18
$0.05 $0.04 $0.05 $0.04 $0.06 $0.07 $0.08 $0.08 $0.06 $0.08 $0.07 $0.07 $0.07 $0.07 $0.08 $0.07 $0.07 $0.05 $0.05
$0.85
$0.37 $0.37 $0.37 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.34 $0.36 $0.37 $0.37 $0.37 $0.37 $0.40 $0.40 $0.40 $0.40 $0.40
Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Spillover Income
Base Dividend
Supplemental Dividend
Special Dividend
Annualized Dividend Coverage

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at carlylesecuredlending.com. There can be no assurance that the Company will continue to achieve comparable results.
(1) Spillover income does not include any taxable income adjustments for the current year (2) As of May 5, 2025 (3) Represents shares repurchase as part of the Company's Stock Repurchase Program, which was originally approved on November 5, 2018 and continues through November 5, 2025.

12

Past performance is not indicative of future results. For illustrative purposes only. There is no assurance that market trends will continue. BDC Peers include all externally managed, publicly traded BDCs with market capitalizations over $750 million with pre-COVID IPO dates and excludes BDCs with material merger-related NAV adjustments. Information is sourced from public filings. Historical Net Asset Value Information 13 CGBD NAV Growth $16.56 $16.80 Q4'19 NAV/Share Q4'24 NAV/Share $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 BDC Peers NAV Decline $15.63 $14.52 Q4'19 NAV/Share Q4'24 NAV/Share $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (7.1)% 1.4% CGBD NAV per share has increased over the past 5 years while BDC peers experienced an average decline of 7.1%

14 Appendix

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$441 bn
Employees:	2,300+
Investment Professionals:	725+[2]
Offices / Countries:	29 / 17

Global Credit	**$192 bn AUM[3]**	*190+ Investment professionals[4]*
Global Private Equity	**$164 bn AUM**	*425+ Investment professionals*
Global Investment Solutions	**$85 bn AUM**	*100+ Investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

(1) Firm data as of December 31, 2024 (2) Total includes Investment Professionals in the Executive Group (3) Carlyle Global Credit AUM includes $77 billion of insurance related assets (4) Includes 11 professionals in the Carlyle Global Credit Capital Markets group

15

Carlyle Global Credit Platform

CARLYLE GLOBAL CREDIT – $192BN AUM[1]

LIQUID CREDIT *AUM: $50.0 billion*		PRIVATE CREDIT *AUM: $30.4 billion*		REAL ASSETS CREDIT *AUM: $19.4 billion*		ASSET-BACKED FINANCE *AUM: $7.6 billion*	
CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)	DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed	AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios	IG DEBT	Directly originated, privately structured asset-backed solutions, focused on acquiring or lending against diversified pools of collateral with contractual cash flows
CLO INVESTMENT	Equity and debt CLO tranches	OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies	INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets	NON-IG DEBT	
LOANS & REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers	HYBRID CAPITAL	Flexible mandate across credit-oriented solutions, structured equity, and stressed / dislocated investments	REAL ESTATE CREDIT	Lending to global real estate projects	RESIDUAL / EQUITY	

PLATFORM INITIATIVES
AUM: $85.0 billion[1]

CARLYLE TACTICAL CREDIT FUND	CROSS-PLATFORM SMAs	ADVISORY CAPITAL
Closed-end Interval fund investing dynamically across Carlyle's entire credit platform	Tailored separate accounts investing across the credit platform	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of December 31, 2024 unless otherwise stated. 1) Carlyle Global Credit and Platform Initiatives AUM includes $76.9 billion of insurance related assets. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

Carlyle Direct Lending Investment Philosophy & Overview Note: Comments made here are based on Carlyle's subjective views. Past performance is not indicative of future results. There can be no assurance that a fund will be able to achieve comparable results, implement its investment strategy or achieve its investment objective. No assurance is given that any trends will continue, that forecasts will ultimately materialize, or that investment opportunities will be available. Carlyle Direct Lending seeks to operate in the middle market, utilizing an integrated platform sourcing approach 17

On a supplemental basis, we are disclosing Adjusted Net Investment Income, Adjusted Net Investment Income Per Common Share, Adjusted Net Income and Adjusted Net Income Per Common Share each of which is calculated and presented on a basis other than in accordance with GAAP (“non-GAAP”). We use these non-GAAP financial measures internally to analyze and evaluate financial results and performance, and we believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate our ongoing results and trends and to review our performance without giving effect to (i) the amortization/accretion resulting from the new cost basis of the investments acquired and accounted for under the acquisition method of accounting in accordance with ASC 805 and (ii) the purchase one-time or non-recurring investment income and expense events, including the effects on incentive fees. In addition, Company’s management uses the non-GAAP financial measure described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not had similar one-time or non-recurring events. The presentation of these non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. For the first quarter of 2025, the adjustment to Adjusted Net Investment Income Per Common Share Represents the difference between GAAP amortization under the asset acquisition method of accounting in accordance with ASC 850 and management’s non-GAAP measure of amortization related to assets acquired in connection with the CSL III Merger on March 27, 2025, and the Credit Fund II Purchase on February 11, 2025. This adjustment reflects management’s view of the economic yield on the acquired assets and is consistent with the internal evaluation of performance. The following details the additional one-time or non-recurring events considered as part of the non-GAAP measures: • On July 2, 2024, Carlyle Direct Lending CLO 2015-1R LLC, a wholly-owned and consolidated subsidiary of the Company, completed the refinancing of its outstanding notes by redeeming the notes in full and issuing new notes and loans (the “2015-1R CLO Reset”). Refer to Note 8, Borrowings, in the Company’s Form 10-K for the Annual Period ended December 31, 2024 for more information on the refinancing. In connection with the refinancing, the debt issuance costs were accelerated in accordance with GAAP. Non-GAAP Measures 18

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,472,096	$ 1,411,590	$ 1,397,946	$ 1,485,049	$ 2,050,323
Investments—non-controlled/affiliated, at fair value	64,199	66,492	67,619	71,861	73,912
Investments—controlled/affiliated, at fair value	248,598	247,968	243,972	246,633	121,391
Total Investments, at Fair Value	**1,784,893**	**1,726,050**	**1,709,537**	**1,803,543**	**2,245,626**
Cash, cash equivalents and restricted cash	69,921	92,222	68,669	56,575	250,883
Receivable for investments sold/repaid	66	9,644	1,156	25,407	644
Interest and dividend receivable	33,940	32,371	30,526	32,436	25,154
Derivative assets, at fair value(1)	35	—	1,068	1,863	306
Prepaid expenses and other assets	6,216	6,589	5,971	6,169	11,195
Total Assets	**$ 1,895,071**	**$ 1,866,876**	**$ 1,816,927**	**1,925,993**	**$ 2,533,808**
LIABILITIES & NET ASSETS					
Debt and secured borrowings	$ 930,182	$ 906,088	$ 848,508	$ 960,949	$ 1,247,186
Payable for investments purchased	—	—	11,694	1,353	16,395
Interest and credit facility fees payable	8,025	10,027	8,507	10,853	12,061
Dividend payable	24,353	23,845	23,898	22,908	22,931
Base management and incentive fees payable	12,755	12,201	11,693	11,908	13,405
Administrative service fees payable	2,752	740	830	885	986
Derivative liabilities, at fair value(1)	—	246	—	6,875	3,502
Other accrued expenses and liabilities	184	2,912	5,193	5,058	4,953
Total Liabilities	**978,251**	**956,059**	**910,323**	**1,020,789**	**1,321,419**
Preferred Stock	50,000	50,000	50,000	50,000	—
Total Liabilities and Preferred Stock	**1,028,251**	**1,006,059**	**960,323**	**1,070,789**	**1,321,419**
Net Assets	**866,820**	**860,817**	**856,604**	**855,204**	**1,212,389**
Net Asset Value Per Common Share	**$ 17.07**	**$ 16.95**	**$ 16.85**	**$ 16.80**	**$ 16.63**

Please refer to the Company's Form 10-Q and Form 10-K for more information.
(1) Effective December 31, 2024, the Company separately disclosed the fair value of derivatives. Prior periods were conformed to the current presentation.

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Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	QI 2024	Q2 2024	Q3 2024	Q4 2024	QI 2025
INVESTMENT INCOME					
Interest income[1]	$ 51,949	$ 48,710	$ 46,650	$ 45,697	$ 47,359
Dividend income from credit funds	8,276	8,781	8,276	9,572	6,554
Other income	1,782	773	1,039	1,085	951
Total Investment Income	**$ 62,007**	**$ 58,264**	**$ 55,965**	**$ 56,354**	**$ 54,864**
EXPENSES					
Management fees	$ 6,888	$ 6,677	$ 6,590	$ 6,753	$ 7,609
Incentive fees	5,867	5,524	5,101	5,155	4,400
Interest expense and credit facility fees	17,863	16,616	16,882	17,124	18,603
Other expenses	2,110	1,597	1,758	2,094	1,947
Excise tax expense	830	977	750	182	676
Net Expenses	**$ 33,558**	**$ 31,391**	**$ 31,081**	**$ 31,308**	**$ 33,235**
Preferred stock dividend	875	875	875	875	826
Net Investment Income[2]	**$ 27,574**	**$ 25,998**	**$ 24,009**	**$ 24,171**	**$ 20,803**
Net realized and change in unrealized gains (losses)	815	(8,127)	(5,273)	(3,689)	(7,575)
Net Income (Loss)[2]	**$ 28,389**	**$ 17,871**	**$ 18,736**	**$ 20,482**	**$ 13,228**
Net Investment Income per Common Share	**$ 0.54**	**$ 0.51**	**$ 0.47**	**$ 0.47**	**$ 0.40**
Net Income (Loss) per Common Share	**$ 0.56**	**$ 0.35**	**$ 0.37**	**$ 0.40**	**$ 0.25**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the Company's Form 10-Q and Form 10-K for additional details.

(1) Inclusive of payment-in-kind interest income. (2) Presented net of the preferred stock dividend for the period.

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